EXHIBIT 99.1
                                                                    ------------



August 01, 2007 08:30 AM Eastern Daylight Time

L-1 IDENTITY SOLUTIONS REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS AND UPDATED
                         FINANCIAL EXPECTATIONS FOR 2007

              Second Quarter Revenues Increased by 262 Percent and
     Adjusted EBITDA Increased by 271 Percent Over Same Period in Prior Year

STAMFORD, CONN. -- (BUSINESS WIRE) -- L-1 Identity Solutions, Inc., (NYSE:ID), a leading supplier of identity solutions and services, today announced financial results for the Company's second quarter ended June 30, 2007 and updated financial expectations for 2007.

Revenue for the second quarter of 2007 was $90.1 million compared to $24.9 million in the second quarter of 2006, an increase of $65.2 million. Of the increase, $52.1 million represents revenues from businesses acquired after June 30, 2006. On a pro forma basis, giving effect to the acquisitions consummated after June 30, 2006 as if they had occurred on January 1, 2006, the Company's organic growth for the quarter was 39 percent.

Gross margin on a GAAP basis in the second quarter of 2007 was approximately 31 percent compared to approximately 29 percent for the second quarter of 2006. The increase reflects sales of higher margin products for multi-modal biometric solutions. Gross margin before non cash amortization of intangible assets and stock-based compensation expense equaled 38 percent of sales for the second quarter versus 37 percent for the second quarter of 2006.

Adjusted EBITDA for the second quarter was $14.1 million compared to $3.8 million in the same period in the prior year, an increase of 271 percent. On a pro forma basis, Adjusted EBITDA was $14.1 million as compared to $1.8 million in the same period in the prior year. The 2007 results reflect the impact of acquisitions, organic sales growth and synergies realized during the year. These improvements were offset in part by higher operating expenses related to investments in marketing and management resources and higher professional fees commensurate with the Company's growth. Second quarter operating expenses as a percentage of sales declined to 28 percent compared to 34 percent in the second quarter of 2006. On a pro forma basis, operating expenses as a percentage of revenues declined to 28 percent in the second quarter of 2007 compared to 39 percent of revenues in the second quarter of 2006. The Company's second quarter Adjusted EBITDA number is below the Company's previous expectations due primarily to lower than anticipated shipments of HIIDE(TM) (Handheld Interagency Identity Detection Equipment) devices during the quarter resulting from delayed deliveries of displays by a supplier, a risk highlighted by the Company during its first quarter 2007 financial results conference call. The displays have now been delivered and the Company believes it has sufficient quantities of displays in inventory to support anticipated shipments of the product for the remainder of the year.

The Company's net loss in the second quarter amounted to $1.2 million, or ($0.02) per diluted share compared to a net loss of $1.6 million, or ($0.06) per diluted share in the second quarter of 2006. The second quarter results were impacted by increased amortization of intangible assets related to the acquisitions of $5.7 million, increased stock-based compensation expense of $1.8 million, as well as net interest expense of $2.6 million and a higher provision for income taxes of $0.5 million, as compared to the second quarter of 2006. Weighted average basic and diluted shares outstanding increased to 71.3 million from 29.1 million in the prior year primarily as a result of the acquisition of Identix Incorporated in August 2006.

"In the second quarter, we continued to identify and acquire synergistic businesses in the intelligence and military communities, bolstering our domestic and international marketing efforts and broadening our product and service portfolio in providing comprehensive end-to-end identity service capabilities," said Robert V. LaPenta, Chairman, President and CEO of L-1 Identity Solutions.

YEAR TO DATE RESULTS

Revenue for the first six months of 2007 was $160.1 million compared with $48.3 million for the same period in the prior year, representing an increase of $111.8 million. Approximately $95.6 million of the increase relates to acquisitions. On a pro forma basis, the Company's organic revenue grew by 23 percent for the first half of 2007 compared to the first half of 2006.

Gross margin for the first six months of 2007 was 28 percent, unchanged from the same period in 2006. Gross margin before non cash amortization of intangible assets and stock-based compensation expense equaled 36 percent of sales for the first six months of 2007, unchanged from the same period in the prior year.

Adjusted EBITDA for the first six months of 2007 was $19.8 million compared to $6.3 million for the same period in 2006, representing a 214 percent increase. On a pro forma basis, Adjusted EBITDA for the first six months was $19.8 million compared to zero Adjusted EBITDA in the first half of 2006. While lower than originally expected due to the supplier timing issues mentioned above, the increase in Adjusted EBITDA for the first six months of 2007 also reflects the impacts of cost efficiencies, organic sales growth, and synergies realized during the year, as well as investment in marketing and management resources and professional fees commensurate with the Company's growth. Operating expenses as a percentage of revenues decreased to 31 percent in the first six months of 2007 from 36 percent in the first six months of 2006. On a pro forma basis, operating expenses as a percentage of revenues declined to 31 percent in the first half of 2007 from 41 percent in the first half of 2006.

For the first six months ended June 30, 2007, the Company reported a net loss of $10.0 million, or ($0.14) per diluted share compared to a net loss of $3.8 million, or ($0.13) per diluted share in the first six months of 2006. The results were impacted by increased amortization of intangible assets of $10.7 million resulting from acquisitions made by the Company, increased stock based compensation expense of $3.7 million, as well as an increased net interest expense of $5.0 million and a higher provision for income taxes of $1.0 million. Basic and diluted weighted average shares outstanding increased to 71.9 million from 29.0 million in the prior year primarily as a result of the Identix acquisition.

The Company's first half 2007 revenue of $160.1 million, together with expected shipments from the Company's currently existing backlog of approximately $530.0 million, represents between 75 percent and 80 percent of the Company's 2007 revenue target.

SALES AND MARKETING STRENGTHENED IN Q2

During the quarter, the Company identified new product opportunities and began to implement internally funded research and development programs to address these rapidly developing markets. To strengthen marketing efforts and leverage expertise in key markets, the Company was successful in hiring several marketing executives domestically and internationally including Rear Admiral Jeffrey J. Hathaway, former director of the Joint Interagency Task Force South for the U.S. Coast Guard; Frank E. Moss, former Deputy Assistant Secretary for Passport

Services for the Department of State; and Stephen G. Meltz who is leading the Company's newly-formed operation in Australia. The Company also made several key hires in Latin America and in the United Kingdom.

MAJOR MARKETING EFFORTS AND TEAMING RELATIONSHIPS IN Q2

o DEPARTMENT OF STATE AND INTERNATIONAL TP-4100 ORDERS. The Company shipped over 2300 TP-4100s in the first half of 2007. Subsequent to the close of the quarter, the Company received additional orders for 725 units for delivery in the third quarter from the Department of State and international customers.

o EXISTING DEPARTMENT OF DEFENSE (DOD) CONTRACTS CONTINUED FORWARD. SecuriMetrics, Inc. began shipping the first task order under a $71 million requirements contract for the sale of the HIIDE biometric recognition device and other related software. During the quarter over 1500 devices were shipped. Worthy of note, HIIDE devices are receiving accolades from the customer and the service men and women in the field as HIIDEs are becoming an asset in identifying and capturing important members of Al Qaeda and other terrorist groups in Iraq and Afghanistan. The customer has informed the Company that these devices are performing well in harsh environments and that previously delivered devices are operating at 100 percent mission readiness and at over 98 percent device reliability. Subsequent to the close of the quarter, the Company received an order of $9.4 million for additional HIIDE devices.

o SUBSTANTIAL GROWTH IN IRIS CAPABILITY WITH CUSTOMERS IN THE MIDDLE EAST. During the quarter the Company was selected by a Middle Eastern country for the Company's first implementation of the SIRIS(TM) scalable iris platform capable of matching an image to a data base containing 100 million subjects in less than one second. Recently released test results from NIST based on the Iris Challenge Evaluation (ICE 2006) rated the technology capable of outperforming all competitive solutions by a factor of 50 to 1 in speed performance.

o DEPARTMENT OF DEFENSE ABIS PROGRAM WITH NORTHROP GRUMMAN. The ABIS (Automated Biometric Identification System) program continued on or ahead of schedule, with successful delivery of DoD ABIS software as part of the Northrop Grumman team.

o SPECTAL CONTINUED TO DELIVER SERVICE EXCELLENCE. SpecTal grew its footprint in the Intelligence Community and achieved revenue growth of 36 percent and 37 percent for the second quarter and first half of 2007, respectively, over the corresponding periods in the prior year.

o REGISTERED TRAVELER. A definitive agreement was signed with Verified Identity Pass, Inc.(VIP) to support Clear(R), a Registered Traveler (RT) program operating at U.S. airports. The Company has started work on this program in Albany, Little Rock, Westchester County, San Francisco and LaGuardia airports and will provide kiosks, airport construction and installation, and ongoing airport systems hardware and software maintenance for enrolling travelers in the Clear (R) Registered Traveler program and verifying their credentials at airports nationwide. The program is ramping faster than previously anticipated with over 50,000 subscribers to date and this bodes well for increased revenue and profit opportunities going forward.

o CHOSEN AS A PARTNER FOR CRITICAL INITIATIVES LIKE TRANSPORTATION WORKER IDENTIFICATION CREDENTIAL (TWIC). Integrated Biometric Technology (IBT) entered into a subcontract with Lockheed Martin to provide equipment and enrollment services on the TWIC program.

o DOMESTIC CONTRACT EXTENSIONS AND ADDITION OF NEW STATES ADD INCREMENTAL VALUE. During the second quarter, the Company's secure credentialing division Viisage received two driver's license contract extensions, one from the State of Illinois and one from the State of North Carolina, representing a combined contract value of $19.6 million. These extensions followed a one year extension of an existing contract with Kentucky earlier in the year valued at approximately $1.5 million which contributed to the quarter's revenue. In addition, the division was notified by Montana that it was selected as the winner of a contract to provide State drivers' licenses subject to final negotiation and execution of a definitive contract award.

o EXPANSION OF FACIAL RECOGNITION SOLUTIONS IN LAW ENFORCEMENT. The Viisage division of the Company also secured a $1.9 million expansion for the use of facial recognition solutions with Pinellas County.

o NEW BUSINESS EXPANSION AND LEGISLATION. ComnetiX Inc., a wholly owned subsidiary of the Company, exceeded the targets set for new business, adding important contracts with Kern County, California and in New York. Additionally, new legislation in Texas provided significant opportunities for IBT, the Company's fingerprinting services businesses for state-regulated employees in daycares and schools, as well as licensed real estate agents. IBT as well as Identix have identified, and are participating in, a number of Homeland Security Presidential Directive 12 (HSPD-12) programs.

EXPANSION OF INTELLIGENCE CONSULTING THROUGH ACQUISITIONS

During the second quarter, the Company announced the acquisitions of Advanced Concepts, Inc. (ACI) and McClendon Corporation, which closed on July 27, 2007 and July 13, 2007 respectively. Both acquisitions are designed to enhance L-1 Identity Solutions suite of services across the Intelligence community and provide access to a wider customer base within the U.S. government. Including McClendon and ACI employees, at the end of 2007, the Company is expected to employ, or otherwise have under consulting contracts, approximately 850 individuals with high-level government security clearance.

INVESTMENT IN NEW TECHNOLOGY

In July 2007, the Company was selected over a number of prominent competitors to team with Ultra-Scan Corporation to jointly pursue the development of a revolutionary livescan device. The proposed project partnership and product development is subject to a number of conditions including the finalization and execution of a binding, definitive agreement. If successful, the Company believes this effort could result in the development of livescan devices that are far superior to any products that are on the market today.


FORWARD LOOKING FINANCIAL EXPECTATIONS

The Company expects revenue for the third quarter ending September 30, 2007 of between $105.0 million and $110.0 million, gross margin of approximately 35 percent with Adjusted EBITDA of $17.0 to $20.0 million and EPS in the range of $0.01 to $0.03. For the full-year ending December 31, 2007, the Company expects revenue of between $390.0 and $410.0 million (representing approximately 25 percent organic growth on a pro forma basis), gross margin of approximately 35 percent with Adjusted EBITDA of between $60.0 to $65.0 million, and EPS to be approximately $(.05) to $.00. Projected Adjusted EBITDA is slightly below previous expectations reflecting additional investments in marketing and independent research and development, as well as an updated view regarding the timing of certain domestic and international programs. Full year EPS expectations are below previous 2007 EPS expectations due primarily to approximately $5.0 million in lower Adjusted EBITDA, additional interest expense, and higher stock-based compensation expense. The quarterly and full year guidance includes the closing of the McClendon and ACI acquisitions in July. The Company continues to have the objective of achieving at least 20 percent annual organic per year. Free cash flow (adjusted EBITDA plus or minus changes in operating assets and liabilities less capital expenditures) for the year is estimated to be approximately $50.0 million.


CONFERENCE CALL INFORMATION

The Company will host a conference call with the investment community to discuss its operating results and outlook beginning at 11:00 a.m. (ET) today. The conference call will be available live over the Internet at the investor relations section of the L-1 website at WWW.L1ID.COM. To listen to the conference call, please dial 888-694-4641 using the passcode 9010283. For callers outside the U.S., please dial 973-582-2734 with the passcode 9010283. A recording of the conference call will be available starting one hour after the completion of the call. To access the replay, please dial 877-519-4471 and use passcode 9010283. To access the replay from outside the U.S., dial 973-341-3080 and use passcode 9010283.


ADJUSTED EBITDA

L-1 Identity Solutions uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, income taxes, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business before and after the adoption of SFAS 123(R) and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing L-1 Identity Solutions financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, L-1 Identity Solutions can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance.

L-1 Identity Solutions considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes, all of which impact the Company's profitability, as well as depreciation and amortization related to the use of long term assets which benefit multiple periods. L-1 Identity Solutions believes that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. A reconciliation of GAAP net income
(loss) to Adjusted EBITDA is included in the enclosed schedule.


ABOUT L-1 IDENTITY SOLUTIONS

L-1 Identity Solutions, Inc. (NYSE: ID), together with its portfolio of companies, offers a comprehensive set of products and solutions for protecting and securing personal identities and assets. Leveraging the industry's most advanced multi-modal biometric platform for finger, face and iris recognition, our solutions provide a circle of trust around all aspects of an identity and the credentials assigned to it -- including proofing, enrollment, issuance and usage. With the trust and confidence in individual identities provided by L-1 Identity Solutions, government entities, law enforcement and border management agencies, and commercial enterprises can better guard the public against global terrorism, crime and identity theft fostered by fraudulent identity. L-1 Identity Solutions is headquartered in Stamford, CT. For more information, visit www.L1ID.com.


FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this press release and those made from time to time by L-1 Identity Solutions through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation

Reform Act of 1995. These forward-looking statements reflect the Company's current views based on management's beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the availability of government funding for the Company's products and solutions, the size and timing of federal contract awards, performance on existing and future contracts, general economic and political conditions and other factors affecting spending by customers, and the unpredictable nature of working with government agencies. Additional risks and uncertainties are described in the Securities and Exchange Commission filings of the L-1 Identity Solutions, including the Company's Form10-K for the year ended December 30, 2007 and form 10-Q for the quarter ended March 31, 2007. L-1 Identity Solutions expressly disclaims any intention or obligation to update any forward-looking statements.

          Reconciliation of Adjusted EBITDA to Net Income (in millions)

--------------------------------------------------------------------------------
                                                     QUARTERS ENDED
                                                                      JUNE 30,
                                       JUNE 30,        JUNE 30,         2006
HISTORICAL  PERIODS                      2007            2006         PROFORMA
--------------------------------------------------------------------------------

Net Loss                               $  (1.2)        $  (1.6)       $ (12.7)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Reconciling Items:
--------------------------------------------------------------------------------
  Provision for Income Taxes               1.2             0.7            1.2
--------------------------------------------------------------------------------
  Interest, net                            2.2            (0.5)           1.7
--------------------------------------------------------------------------------
  Stock-Based Compensation                 2.5             0.8            1.4
--------------------------------------------------------------------------------
  Depreciation and Amortization            9.4             4.4           10.2
                                       -------         -------        -------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Adjusted EBITDA                        $  14.1         $   3.8        $   1.8
                                       =======         =======        =======
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                   SIX MONTHS ENDED

                                                                      JUNE 30,
                                       JUNE 30,        JUNE 30,         2006
HISTORICAL  PERIODS                      2007            2006         PROFORMA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Net Loss                               $ (10.0)        $  (3.8)       $ (28.8)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Reconciling Items:
--------------------------------------------------------------------------------
  Provision for Income Taxes               2.3             1.3            2.2
--------------------------------------------------------------------------------
  Interest, net                            3.9            (1.1)           3.4
--------------------------------------------------------------------------------
  Stock-Based Compensation                 5.2             1.4            2.9
--------------------------------------------------------------------------------
  Depreciation and Amortization           18.4             8.5           20.3
                                       -------         -------        -------
--------------------------------------------------------------------------------
Adjusted EBITDA                        $  19.8         $   6.3           --
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                       QUARTER          YEAR
PROSPECTIVE PERIODS                    ENDING          ENDING
                                      SEPT. 30,      DECEMBER 31,
                                        2007            2007
----------------------------------------------------------------------

----------------------------------------------------------------------
Net Income (loss)                 $  (0.5) - 2.5     $  (5.3) - (0.3)
----------------------------------------------------------------------

----------------------------------------------------------------------
Reconciling Items:
----------------------------------------------------------------------
  Provision for Income Taxes                 1.5                 5.5
----------------------------------------------------------------------
  Interest, net                              3.2                10.5
----------------------------------------------------------------------
  Stock-Based Compensation                   3.1                11.5
----------------------------------------------------------------------
  Depreciation and Amortization              9.7                37.8
                                  --------------     ---------------
----------------------------------------------------------------------
Adjusted EBITDA                   $ 17.0 - $20.0     $ 60.0 - $ 65.0
                                  ==============     ===============
----------------------------------------------------------------------

                          L-1 IDENTITY SOLUTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                      THREE MONTHS ENDED     SIX MONTHS ENDED
                                      JUNE 30,  JUNE 30,    JUNE 30,   JUNE 30,
                                        2007      2006        2007       2006
                                      --------  --------    ---------  --------

Revenues                              $   90.1  $   24.9    $   160.1  $   48.3
                                      ========  ========    =========  ========

Cost of Revenues:
     Cost of Revenue                      55.8      15.7        102.0      30.8
     Amortization of Purchased             6.5       2.0         13.0       3.9
                                      --------  --------    ---------  --------
Intangible Assets

Total Cost of Revenues                    62.3      17.7        115.0      34.7
                                      --------  --------    ---------  --------

Gross Profit                              27.8       7.2         45.1      13.6
                                      --------  --------    ---------  --------

Operating Expenses:
     Sales and Marketing                   7.5       2.9         12.9       5.3
     Research and Development              4.6       1.9          9.2       3.5
     General and Administrative           12.9       3.6         26.0       8.1
     Amortization of Purchase
      Intangible Assets                    0.7       0.1          0.9       0.3
                                      --------  --------    ---------  --------

Total Operating Expenses                  25.7       8.5         49.0      17.2
                                      --------  --------    ---------  --------

Operating income (loss):                   2.1      (1.3)        (3.9)     (3.6)
     Interest income                       0.1       0.5          0.2       1.2
     Interest expense                     (2.3)     (0.1)        (4.0)     (0.1)
     Other income, net                     0.1       --           --        --
                                      --------  --------    ---------  --------

Income (loss) before income taxes          --       (0.9)        (7.7)     (2.5)
     Provision for Income Taxes           (1.2)     (0.7)        (2.3)     (1.3)
                                      --------  --------    ---------  --------

Net Loss                              $   (1.2) $   (1.6)   $   (10.0) $   (3.8)
                                      ========  ========    =========  ========

Basic and diluted net loss per share  $   (0.02)$  (0.06)   $   (0.14) $  (0.13)
                                      ========  ========    =========  ========

Weighted Average Basic and Diluted
  Shares                                  71.3      29.1         71.9      29.0
                                      ========  ========    =========  ========

                          L-1 IDENTITY SOLUTIONS, INC.
               CONDENSED CONSOLIDATED BALANCE SHEETS (IN MILLIONS)


                                                       June 30,     December 31,
                                                         2007          2006
                                                      ----------    ----------
ASSETS

Current Assets:
     Cash and cash equivalents                        $      6.1    $      5.0
     Accounts receivable, net                               69.8          61.5
     Inventory                                              14.8          11.0
     Other current assets                                    3.7           4.5
                                                      ----------    ----------

Total Current Assets                                        94.4          82.0

Property and equipment, net                                 21.0          19.9

Goodwill                                                   974.4         951.4
Intangible assets, net                                     161.7         170.1
Other assets, net                                           11.2           3.8
                                                      ----------    ----------
Total Assets                                          $  1,262.7    $  1,227.2
                                                      ==========    ==========


LIABILITIES & SHAREHOLDERS' EQUITY

Current Liabilities:
     Accounts payable and accrued expense                   61.2          54.8
     Current portion of deferred revenue                    10.0          10.3
     Other current liabilities                               3.5           5.2
                                                      ----------    ----------
Total current liabilities                                   74.7          70.3

Deferred tax liability                                       6.5           4.4

Deferred revenue, net of current portion                     3.8           3.7
Long-term debt                                             175.0          80.0
Other long-term liabilities                                  0.8           1.7
                                                      ----------    ----------
Total liabilities                                          260.8         160.1

Shareholders' equity                                     1,001.9       1,067.1
                                                      ----------    ----------
Total liabilities and shareholders' equity            $  1,262.7    $  1,227.2
                                                      ==========    ==========





CONTACT:

Doni Fordyce
L-1 Identity Solutions
203-504-1109
dfordyce@L1ID.com